UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 23, 2021

(Date of earliest event reported)

Invitae Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

1400 16th Street, San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 374-7782

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NVTA	The New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective March 23, 2021, the Board of Directors of Invitae Corporation (the “Company”) amended and restated the Company’s bylaws (the “Amended Bylaws”) to implement a proxy access provision and include certain clarifying changes. The proxy access provision of Sections 3.14 and 3.15 of the Amended Bylaws provide that eligible stockholders, or a group of up to 20 stockholders, owning at least three percent of the Company’s outstanding shares of common stock continuously for at least three years, may nominate and include in the Company’s annual meeting proxy materials a limited number of director nominees constituting up to the greater of (i) two directors or (ii) 20% of the Board, subject to certain limitations and provided that the stockholders and nominees satisfy the requirements specified in the Amended Bylaws.

The foregoing summary of the Amended Bylaws is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Amended Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Bylaws.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVITAE CORPORATION

Date: March 23, 2021	By:	/s/ Thomas R. Brida
	Name:	Thomas R. Brida
	Title:	General Counsel